UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                  Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

First Commonwealth Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Commonwealth Financial Corporation

601 Philadelphia Street

Indiana, Pennsylvania 15701

Additional Information Regarding the Annual Meeting of Shareholders of First

Commonwealth Financial Corporation to be held April 28, 2020

The following Notice: Changing the Annual Meeting of Shareholders Location relates to Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”), of First Commonwealth Financial Corporation (the “Company”), each dated March 18, 2020, distributed to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020. This supplement should be read in conjunction with the Company’s Proxy Statement and is being filed with the Securities and Exchange Commission and made available to the Company’s shareholders on or about March 31, 2020.

March 31, 2020

Notice: Changing the Annual Meeting of Shareholders Location

Dear Fellow Shareholders,

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, notice is hereby given that the location of the Annual Meeting of Shareholders of First Commonwealth Financial Corporation has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 2:00 p.m., Eastern Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a registered shareholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or other nominee if you are the beneficial owner of common shares held in “street name”.

To join the Annual Meeting online at www.meetingcenter.io/217294858, you must enter the control number found on the proxy card (if you received or requested paper copies of our proxy materials), voter instruction form or Notice of Internet Availability of Proxy Materials you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your First Commonwealth holdings along with your name and email address to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2020. You will receive a confirmation email from Computershare of your registration.

If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

You may begin to log into the meeting website at 1:45 p.m. Eastern Time. We have worked to offer the same participation opportunities as would be provided at an in-person meeting. Questions may be submitted online during the Annual Meeting.

By Order of the Board of Directors,

Matthew C. Tomb

Executive Vice President, General Counsel and Secretary

The Annual Meeting on April 28, 2020 at 2:00 p.m. Eastern Time is available online at www.meetingcenter.io/217294858. The proxy statement (which describes in detail each of the matters to be considered at the Annual Meeting) and the Company’s 2019 Annual Report are available at www.fcbanking.com through the “SEC Documents – Proxy Materials” section of our Investor Relations page. You may also access our proxy materials at www.edocumentview.com/FCF.